CONSENT

     I, Thomas Monahan, hereby consent to the use of my report dated February 21, 2001, relating to the audited financial statements for period from inception (August 1, 2000) to December 31, 2000 in the second amendment to the registration statement on SB-2 of Knightsbridge Investments, Inc. to be filed with the Securities and Exchange Commission.

February 28, 2000



                                     /s/Thomas Monahan
                                     ------------------
                                     Thomas Monahan CPA